                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                       For more information contact:
May 17, 2006                                Michael A. Carty at (812) 238-6000



FIRST FINANCIAL CORPORATION DECLARES SEMI-ANNUAL DIVIDEND


TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ:
THFF) have declared a semi-annual dividend of 42 cents per share payable on July 3, 2006, to shareholders of record at the close of business June 16, 2006. Today's declaration increases the total dividend paid in 2006 to 84 cents per share, a 5.0% increase from 2005.

Donald E. Smith, Chairman, noted that the corporation's performance has made it possible to increase dividends to shareholders for 18 consecutive years.

"As a community bank, we continue to thrive by providing convenient locations, high-quality service and attractive products that our customers desire," he said. "Our deep roots in the communities we serve give us the competitive advantage of knowing our customers and their financial needs."

First Financial Corporation is the holding company for First Financial Bank N.A., with 47 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.